As filed with the Securities and Exchange Commission on February 2, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RXi PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3215903
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(508) 767-3861

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RXi Pharmaceuticals Corporation Employee Stock Purchase Plan

(Full Title of the Plan)

Geert Cauwenbergh, Dr. Med. Sc.

President

RXi Pharmaceuticals Corporation

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(508) 767-3861

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr, Esq.

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

(415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share (“Common Stock”), to be issued under the RXi Pharmaceuticals Corporation Employee Stock Purchase Plan	500,000	$0.6275	$313,750.00	$36.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued under the RXi Pharmaceuticals Corporation Employee Stock Purchase Plan (the “ESPP”) to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported by The Nasdaq Capital Market on January 31, 2017 to be $0.6449 and $0.61, respectively.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement has been filed to register 500,000 additional shares of Common Stock to be offered pursuant to the ESPP. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference the Registration Statement on Form S-8 (No. 333-189521, filed on June 21, 2013), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated herein by reference.

ITEM 8.	EXHIBITS

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on this 2nd day of February, 2017.

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
President, Chief Executive Officer and
acting Chief Financial Officer

Each person whose signature appears below constitutes and appoints Geert Cauwenbergh, as his or her true and lawful attorney-in-fact and agent with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by RXi Pharmaceuticals Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geert Cauwenbergh Geert Cauwenbergh, Dr. Med. Sc.	President, Chief Executive Officer and acting Chief Financial Officer (Principal Executive Officer and Principal Financial Officer) and Director	February 2, 2017

/s/ Caitlin Kontulis Caitlin Kontulis	Director of Finance and Secretary (Principal Accounting Officer)	February 2, 2017

/s/ Robert J. Bitterman Robert J. Bitterman	Director	February 2, 2017

/s/ Keith L. Brownlie Keith L. Brownlie	Director	February 2, 2017

/s/ H. Paul Dorman H. Paul Dorman	Director	February 2, 2017

/s/ Curtis A Lockshin Curtis A. Lockshin	Director	February 2, 2017

EXHIBIT INDEX

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (contained on signature page hereto).